UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2007

ALLIANCE BANKSHARES
CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-49976 (Commission File Number)	46-0488111 (I.R.S. Employer Identification No.)
14200 Park Meadow Drive #200 South
Chantilly, Virginia 20151
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (703) 814-7200
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 25, 2007, the Board of Directors of Alliance Bankshares Corporation (the Corporation) appointed Mr. Oliver T. Carr, III as a Director of the Corporation, effective July 25, 2007. Mr. Carr was also appointed a Director of Alliance Bank Corporation, a wholly owned subsidiary, effective August 15, 2007. The Board of Directors has not yet determined on which committees Mr. Carr might serve. There is no arrangement or understanding between Mr. Carr and any person pursuant to which he has been appointed to the Board of Directors. Mr. Carr will be compensated for his services as a Director in the same manner as other non-employee Directors. The cash compensation includes a prorated annual retainer of $3,750 and monthly meeting fees of $1,000. Mr. Carr is also eligible to receive equity awards under the Corporation’s equity compensation programs, as determined by the Board’s compensation committee in its discretion.
     A copy of the press release announcing Mr. Carr’s appointment to the Board of Directors is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
     99.1 Alliance Bankshares Corporation press release dated July 31, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation (Registrant)
By:	/s/ Paul M. Harbolick, Jr.
Paul M. Harbolick, Jr.
Executive Vice President & Chief Financial Officer

Date: July 31, 2007